Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                       -------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                            THE SECURITIES ACT OF 1933
                          ----------------------------

                          DELCO REMY INTERNATIONAL, INC.
                -----------------------------------------------------
                (Exact name of registrant as specified in its charter)

                           DELAWARE             35-1909253
          -------------------------------     --------------------
             (State or other jurisdiction     (I.R.S. Employer
          of incorporation or organization)    Identification No.)

                               2902 Enterprise Drive
                              Anderson, Indiana  46013
                    ---------------------------------------
                    (Address of principal executive offices)

                            DELCO REMY INTERNATIONAL
                       401(k) RETIREMENT AND SAVINGS PLAN
                       ----------------------------------
                            (Full title of the plan)

                              Susan E. Goldy, Esq.
                        Vice President & General Counsel
                         Delco Remy International, Inc.
                              2902 Enterprise Drive
                            Anderson, Indiana  46013
                     --------------------------------------
                     (Name and address of agent for service)

                                (765) 778-6799
          ------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                          Melissa Proffitt Reese, Esq.
                            Ice Miller Donadio & Ryan
                         One American Square, Box 82001
                        Indianapolis, Indiana 46282-0002


                                     Proposed       Proposed
Title of                             Maximum        Maximum
Securities          Amount           Offering       Aggregate    Amount of
to be               to be            Price          Offering     Registration
Registered(1)       Registered       Per Share(2)   Price(2)     Fee(2)
------------------  ---------------  -------------  -----------  --------------
Common Stock,
without par value   300,000  Shares  $    10.09375  $ 3,028,125  $       841.82

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The registration fee has been calculated pursuant to Rule 457(h) under the Securities Act of 1933 based upon the average of the high and low sale prices for the Common Stock on December 22, 1998.


Total  pages:      10

PAGE

     FORM  S-8

     REGISTRATION  STATEMENT
     UNDER THE
     SECURITIES  ACT  OF  1933


     DELCO  REMY  INTERNATIONAL,  INC.

     PART  II
     INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

Item  3.  Incorporation  of  Documents  by  Reference.
-----------------------------------------------------

     The  following documents are incorporated by reference in this Registration
Statement:

(a) The Annual Report on Form 10-K, as amended, filed by Delco Remy International, Inc. pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") for the fiscal year ended July 31, 1998.

(b) The Current Report on Form 8-K filed by Delco Remy International, Inc. pursuant to the Exchange Act on November 24, 1998.

(c) The Quarterly Report on Form 10-Q filed by Delco Remy International, Inc. pursuant to the Exchange Act for the quarter ended October 31, 1998.

(d) The information set forth under the caption "Description of Capital Stock" in the Registration Statement on Form S-1 filed by Delco Remy International, Inc. pursuant to the 1933 Act, Registration No. 333-37675, and the information set forth under the caption "Description of Notes" in the Registration Statement on Form S-1 filed by Delco Remy International, Inc.
pursuant to the 1933 Act, Registration No. 333-37703, as incorporated by reference in the Form 8-A of Delco Remy International, Inc. filed on December 5, 1997 pursuant to Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating that description.

     All documents filed by Delco Remy International, Inc. or the Delco Remy International 401(k) Retirement and Savings Plan ("Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of those documents.

Item  4.  Description  of  Securities.
-------------------------------------

     Not  applicable.

Item  5.  Interests  of  Named  Experts  and  Counsel.
-----------------------------------------------------

     Not  applicable.

Item  6.  Indemnification  of  Directors  and  Officers.
-------------------------------------------------------

     As permitted by the Delaware Law, the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Company's By-laws provide for indemnification of the Company's officers and directors to the fullest extent permitted under Delaware law. Section 145 of the Delaware Law provides that a corporation may indemnify any persons, including officers and directors, who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The directors and officers of the registrant are insured against certain liabilities under the registrant's directors' and officers' liability insurance.

Item  7.  Exemption  from  Registration  Claimed.
------------------------------------------------

     Not  applicable.

Item  8.  Exhibits.
------------------

     (a) The Common Stock to be offered pursuant to the Plan will not be original issuance securities.

     (b) The registrant undertakes that it will submit in a timely manner the Plan to the Internal Revenue Service ("IRS") and will make any and all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item  9.  Undertakings.
----------------------

     The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided,  however,  that paragraphs 1(i) and 1(ii), above, shall
--------   -------
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

PAGE

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana, on December 23, 1998.

DELCO  REMY  INTERNATIONAL,  INC.



By: /s/ Thomas J. Snyder
Thomas  J.  Snyder,
President  and  Chief  Operating  Officer

     POWER  OF  ATTORNEY
     -------------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Snyder and David E. Stoll and each or any of them (with full power to act alone), such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on December 23, 1998 by the following persons in the capacities indicated:

/s/ Harold K. Sperlich
-----------------------------------
Harold  K.  Sperlich
Chairman  of  the  Board
(Principal  Executive  Officer)

/s/ David  L.  Harbert
-----------------------------------
David  L.  Harbert
Executive  Vice  President
and  Chief  Financial  Officer
(Principal  Financial  Officer)


-----------------------------------
E.  H.  Billig
Vice  Chairman  of  the  Board  of  Directors

/s/ Richard  M.  Cashin,  Jr.
-----------------------------------
Richard  M.  Cashin,  Jr.
Director


-----------------------------------
Michael  A.  Delaney
Director

/s/ James  R.  Gerrity
-----------------------------------
James  R.  Gerrity
Director

/s/ Robert  J.  Schultz
-----------------------------------
Robert  J.  Schultz
Director

/s/ Thomas  J.  Snyder
-----------------------------------
Thomas  J.  Snyder
President,  Chief  Operating
Officer  and  Director

/s/ David  E.  Stoll
-----------------------------------
David  E.  Stoll
Vice  President  and  Controller
(Principal  Accounting  Officer)

     Pursuant to the requirements of the Securities Act of 1933, the trustee (or other person who administers the employee benefit plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anderson, State of Indiana on December 23, 1998.


DELCO  REMY  INTERNATIONAL  401(k)  RETIREMENT AND
SAVINGS  PLAN



By:   /s/ Roderick English
          Roderick English,
		  Senior Vice President Human Resources and Communications

PAGE

     DELCO  REMY  INTERNATIONAL,  INC.
     Registration  Statement
     on
     Form  S-8


INDEX  TO  EXHIBITS
-------------------

Exhibit Number
Assigned in
Regulation S-K
Item 601         Description of Exhibit
---------------  --------------------------------------------------
(4)              4.1  Specimen certificate for Common Stock,
                 without par value (incorporated by reference to
                 Exhibit 4.1 to Form S-1 Registration Statement No.
                 333-37675, as amended from time to time).

                 4.2  Certificate of Incorporation of the Company
                 (incorporated by reference to Exhibit 3.1 to Form
                 S-1 Registration Statement No. 333-37675, as amended from time to time).

                 4.3  By-laws of the Company (incorporated by
                 reference to Exhibit 3.2 to Form S-1 Registration
                 Statement No. 333-37675, as amended from time to
                 time).
(5)              No exhibit.
(15)             No exhibit.
(23)             23.1 Consent of Ernst & Young LLP.
(24)             24.1 Power of Attorney (see Signature Page).
(99)             No exhibit.
